GLOBAL ONE ENTERPRISES LIMITED

AND

WING FAT ROSEWOOD MANUFACTORY

AGREEMENT

Global One Enterprises Limited
20th Floor, Central Plaza,
Harbour View Road
Hong kong

THIS AGREEMENT is made and entered into as of the 28 day in the month of July in the year 2004

BETWEEN : -

(A). **GLOBAL ONE ENTERPRISES LIMITED**, a public, limited liability company, incorporated under the Laws of Hong Kong (hereinafter referred to as "Global One" or the "Company") having its registered office at Suite 2001, Central Plaza, 18, Harbour Road, Wanchai, Hong Kong; **and**

(B). **WING FAT ROSEWOOD MANUFACTORY**, a sole proprietorship established under the Laws of Hong Kong and having its place of business at 63 Queens' Road East, Hong Kong.(hereinafter called "Wing Fat").

WHEREAS : -

(1) Wing Fat is a second generation firm with well over 30 years of experience in the business of manufacturing custom made rosewood furniture and other general furniture both for commercial and residential use with its own factory in the Peoples' Republic of China and well over a hundred associated factories is desirous of expanding its business markets and products base with a view to increasing its sales and profits.

(2) Global One is primarily in the business of providing General Management and Business Development Services, both to companies whose equity it partly or wholly owns and companies that it has no equity interests in.

(3) Wing Fat is desirous of engaging Global One to assist it in enhancing certain aspects of Wing Fat's general management and to assist Wing Fat in developing new markets for its products and services.

IT IS HEREBY AGREED AS FOLLOWS: -

1. **Appointment :** Wing Fat hereby appoints Global One to provide General Management and Business Development Service directly or through any of its subsidiary or associate companies on the terms and conditions herein set forth.

2. **General Management Services :** Global One shall, in consultation with Wing Fat, provide any of its subsidiaries or associates either directly or through any of its own subsidiary or associate companies all or any of the following range of General Management Services inter alia, Strategic Management Consulting; Marketing & Sales Management; Human Resource Planning; Market & Customer Research; Product & Process Research and Development; Financial Planning & Control; Product & Package Design; Inventory Management; Purchasing Management; Information Technology Management; Media Research; Advertisement Campaign Planning; Strategic Public & Government Relations.

3. **Business Development Services** : Global One shall, in consultation with Wing Fat, provide to it or any of its subsidiaries or associates either directly or through special purpose joint venture subsidiaries, to be established, all or some of the following range of Business Development Services with a view to expanding or developing new markets for Wing Fat's business in manufacturing or producing all types of furniture including but not limited to the following :

including but not limited to the following :

(a) Rosewood furniture
(b) All other types of wood furniture, including ebony, teak, elmwood, camphor. mahogany, chinese pinewood, plywood, chipboard
(c) Sourcing chinese antiques
(d) manufacturing reproduction chinese antiques to order
(e) manufacturing rattan and cane furniture
(f) making collectible miniature furniture
(g) wrought iron furniture
(h) chinese porcelain lamps and lampshades

4. **Term of Agreement** : This Agreement shall in the first instance be for a term of five (5) years from the date hereof unless terminated earlier.

5. **Termination of Agreement** : Either party may terminate this Agreement by giving to the other two full calendar months written notice of such termination. Notwithstanding any such termination however, Global One shall, for a term of two years from the effective date of any such termination, be entitled to fees it may be entitled to receive in respect of Business Development Services it has performed and the fees for which service was linked to the procurement by it of sales or other measurable performance criteria.

6. **Consideration in respect of Global One's Services shall** consist of fees to be determined at 60% of gross profits, which for the purposes of this Agreement shall be defined as the difference between Sales Invoice Value *less* Wing Fat's cost of production which shall include a reasonable profit..

For the avoidance of any doubt in determining the gross profit in respect of any particular product referred to in Clause 3 hereof, all order procuring cost shall be for account of Global One while all material and manufacturing costs for the fully finished product shall be for account of Wing Fat.

7. **Reliance upon Information Provided :** The parties hereby agree that they shall be entitled to only rely upon written information duly signed by an authorized person or persons of one party and provided to the other from time to time.

8. **Non Disclosure :** The parties acknowledges that the information contained in this Agreement is confidential and in addition that the parties may from time to time be privy to confidential information concerning both Global One and Wing Fat and hereby agree and undertake not to disclose such information to anyone not directly involved or employed by the parties without the express written permission of the other.

9. **Warranties :** The parties warrant that as at the date of this Agreement : -

(a) They have the power to enter into, exercise their rights and perform and comply with their respective obligations under, this Agreement;

(b) The exercise of their rights and/or performance of or compliance with their respective obligations under this Agreement does not and will not violate any law or rule to which they are subject;

(c) Their respective obligations under this Agreement are valid, binding and enforceable in accordance with their terms;

(d) Neither they nor any of their assets are entitled to immunity from suit, execution, attachment or other legal process and their entry into this Agreement constitutes, and the exercise of their rights and performance of and compliance with their obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes;

(e) The exercise of their rights and/or performance of or compliance with their respective obligations under this Agreement does not and will not (i) violate any agreement to which they are a party or which is binding on them or their assets or (ii) result in the existence of, or oblige them to create, any security over such assets; and

(f) Each of the above warranties are correct and accurate and complied with in all respects so long as either party continues to have any obligation under this Agreement as if it were repeated by reference to the existing circumstances.

11. **Assignment :** This Agreement shall benefit and be binding on the parties hereto, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Agreement. Neither Global One nor Wing Fat shall be entitled to assign all or any part of its rights or obligations under this Agreement unless agreed to by the parties in writing.

12. **General :** (a) Clause headings are inserted for convenience only and shall be ignored in construing this Agreement.

(b) References to clauses are to a clause of this Agreement and references to sub-clauses are to a sub-clause of the clause in which the reference appears.

(c) Time shall be of the essence of this Agreement but no failure by either party to exercise, and no delay on their part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

(d) Any provision of this Agreement may be amended only if Global One and Wing Fat so agree in writing.

(e) Both Wing Fat and Global One undertake to do all such acts and things as may be necessary in connection with the implementation of this Agreement including, without limitation, the signing, executing or delivery to the parties all such instruments, forms and other documents as may be necessary or desirable or registering or filing any document (including this Agreement) with any Governmental or other authority.

(f) The illegality, invalidity or unenforceability of any provision of this Agreement under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provisions.

(g) This Agreement contains the entire respective rights and obligations of CMD and Global One and supersedes any previous expressions of intent or understanding, written or oral, in respect of the transaction(s) contemplated in this Agreement.

(h) The parties confirm that they have read, fully understood and taken appropriate legal and other professional advice and have not been induced to enter into this Agreement in reliance upon any warranty, representation, term, condition or any other statement (written or verbal), made or given by Wing Fat or Global One or any of their agents, save as contained in this Agreement.

(i) All costs and expenses towards the preparation of this Agreement shall be borne solely by Global One.

(j) All applicable warranties, representations, undertakings and other provisions of this Agreement will not merge or terminate upon the payment of any sum by the parties, but shall remain in full force and effect at all times thereafter.

(k) Warranties and undertakings made by the parties pursuant to this Agreement will not terminate upon any concession, temporary or permanent, granted by one of the parties to the other but shall remain in full force and effect at all times thereafter.

13. **Notices :** (a) Any notice required or permitted to be given under this Agreement or in connection with the matters contemplated hereunder, shall be in writing in the English language. Any such notice shall be addressed as provided and shall: -

(i) if delivered by courier and duly acknowledged, shall be deemed to have been given upon delivery at the relevant address;

(ii) if within Hong Kong, sent by pre-paid registered post shall be deemed to have been given three (3) Business days after the date of posting;

(iii) if from any place outside Hong Kong, sent by pre-paid registered airmail, shall be deemed to have been given ten (10) Business Days after the date of posting;

(b) The addresses and other details of the parties referred to in this sub-clause (b) are, subject to sub-clause (c) : -

Name :	**Global One Enterprises Limited**
Attention:	The Company Secretary
Address :	Suite 2001, Central Plaza, 18, Harbour Road Hong Kong
Name:	**WING FAT ROSEWOOD MANUFACTORY**

Attention: Mr Fong Chum Wah

Address: 63 Queen's Road East, Wanchai, Hong Kong.

(c) Either party to this Agreement may notify the other of any change to the address and other details specified in sub-clause (b), provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is deemed to have been given, whichever is later.

14. **Governing Law :** This Agreement shall be governed by, and construed in all respects in accordance with the Laws of Hong Kong, S A R. Global One and ABC Limited hereby irrevocably submit to the non exclusive jurisdiction of the Laws of Hong Kong.

15. **Dispute Resolution :** (a) Any dispute arising out of this Agreement, including any question regarding its existence, scope, validity or termination or of this clause, shall be referred to and finally resolved by Arbitration in Hong Kong in accordance with the Domestic Arbitration Rules of the Hong Kong International Arbitration Centre ("HKIAC").

(b) A sole Arbitrator shall hear any such dispute. He or she shall be appointed by the parties jointly. Failing agreement as to his or her identity within fourteen (14) days after the relevant dispute has arisen, The claimant in the Arbitration shall be entitled to instruct the Secretary General of the HKIAC to determine his or her identity. The parties hereby agree to be bound by such determination and subsequent appointment.

(c) The place of such arbitration shall be in Hong Kong and the proceedings shall be conducted and any award given in English

IN WITNESS whereof this Agreement has been Signed by the duly authorized representatives of the parties hereto on the day and year first above written.

SIGNED by Mr Fong CHUM WAH who has been Hong Kong Identity Card Number B304502(7)

[signature]

in the presence of : -

Name of witness : LEUNG KING CHI

Address of Witness : 63 Queen's Road, East, Wanchai, Hong Kong.

Signature of witness : [signature]
D202587(9)

SIGNED by the duly Authorized Representative(s) of **Global One Enterprises Limited** in the presence of : -

Name of witness : Rita Kong

Address of Witness : c/o 2001 Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

Signature : ....